FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of February 24, 2020, by and between ARE..SD REGION NO. 35, LLC, a Delaware limited liability company ("Landlord"), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement dated as of November 15, 2019 (the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 15,796 rentable square feet ("Premises") in a building located at 3033 Science Park Road, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Landlord and Tenant desire to amend the Lease as provided in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Long Term Lease. As of the date of this First Amendment, the final paragraph of Section 2(c} of the Lease Is hereby deleted in its entirety and replaced with the following:

"(c) Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord acknowledge and agree that if, for any reason, Tenant and Landlord (or an affiliate of Landlord) have not mutually entered into a long term lease agreement pursuant to which Tenant will lease a minimum of 70,000 rentable square feet of space from Landlord (or an affiliate of Landlord) at a project owned by Landlord (or an affiliate of Landlord) in. the San Diego area ("Long Term Lease") on or before May 301 2020, which Long Term Lease shall be on terms and conditions reasonably acceptable to Landlord (or Landlord's affiliate) and Tenant, then this Lease shall automatically terminate on May 30, 2020. If the Lease is so terminated pursuant to this paragraph, Tenant shall voluntarily surrender the Premises on such date in accordance with all surrender requirements contained in the Lease and in the condition in which Tenant is required to surrender the Premises as of the expiration of the.Lease, Tenant shall have no further rights of any kind with respect to the any portion of the Premises and neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of the Long Term Lease to be entered into."

2.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectlvely1 the "OFAC Rules"), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar, list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.
California Accessibility Disclosure. Section 42(r) of the Lease is hereby incorporated into this First Amendment by reference.

4.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Jnc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc. claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

5.
Miscellaneous.

a.
This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This First Amendment is binding upon and shall Inure to the benefit of the parties hereto, their respective agentsj employees, representatives, officers, directors, divisions, subsidiaries, affillates, assigns, heirs, successors in interest and shareholders.

c.
This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.
Except as amended and/or modlfied by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not speclfically amended by this First Amendment1 all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Drew Spaventa Its: CEO

LANDLORD:

ARE-SD Region No. 35, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Senior Vice President – Real Estate Legal Affairs